Calculation of Filing Fee Tables
S-8
Aura Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Non-Qualified Stock Option Agreement (Inducement Award) Common Stock, $0.00001 par value per share	Other	2,169,103	$ 7.63	$ 16,550,255.89	0.0001381	$ 2,285.59
2	Equity	Restricted Stock Unit Award Agreement (Inducement Award) Common Stock, $0.00001 par value per share	Other	600,118	$ 7.63	$ 4,578,900.34	0.0001381	$ 632.35
3	Equity	Performance-Based Restricted Stock Unit Award Agreement (Inducement Award) Common Stock, $0.00001 par value per share	Other	553,844	$ 7.63	$ 4,225,829.72	0.0001381	$ 583.59
Total Offering Amounts:						$ 25,354,985.95		$ 3,501.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,501.53
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.00001 par value per share (the "Common Stock"), which may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices reported for the Common Stock on the Nasdaq Global Market on May 18, 2026. (c) Represents shares of the Registrant's Common Stock issuable upon the exercise of non-qualified stock options granted to one newly-hired employee pursuant to the Form of Non-Qualified Stock Option Agreement (Inducement Award) as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4).

[2]	(a) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the Common Stock, which may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices reported for the Common Stock on the Nasdaq Global Market on May 18, 2026. (c) Represents shares of the Registrant's Common Stock issuable upon the settlement of restricted stock units granted to one newly-hired employee pursuant to the Form of Restricted Stock Unit Award Agreement (Inducement Award), as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4).

[3]	(a) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the Common Stock, which may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low prices reported for the Common Stock on the Nasdaq Global Market on May 18, 2026. (c) Represents shares of the Registrant's Common Stock issuable upon the settlement of performance-based restricted stock units granted to one newly-hired employee pursuant to the Form of Performance-Based Restricted Stock Unit Award Agreement (Inducement Award) as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources